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                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.   )

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     Rule 14a-6(e)(2))
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[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              ERLY Industries Inc.
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                (Name of Registrant as Specified In Its Charter)

                              ERLY Industries Inc.
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                   (Name of Person(s) Filing Proxy Statement)

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CONTACTS:

Gerald D. Murphy, Chairman             Eugene G. Heller/Philip Bourdillon
Richard N. McCombs, CFO                Silverman Heller Associates
(213) 879-1480                         (310) 208-2550


FOR IMMEDIATE RELEASE
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       ISS RECOMMENDS SUPPORTING ERLY BOARD OF DIRECTORS IN PROXY BATTLE


LOS ANGELES, California (October 9, 1997) -- ERLY Industries, Inc. (Nasdaq NM;
ERLY) today announced that it has received the support of Institutional Shareholder Services (ISS) for re-election of the current members of the board of directors in a proxy contest with a 3.6% dissident shareholder.

According to the 16-page written report of ISS, the highly-respected independent advisor to institutional investors, "...the Company's five year shareholder returns have been solid...We recommend that shareholders vote FOR the incumbent directors...in light of the Company's shareholder returns over the past five years." The ISS report also states "...we believe that the dissidents have not proven that they are a superior alternative to current management." ISS made its recommendations after meeting with members of the Management of ERLY and also meeting with the dissident shareholder.

ERLY also indicated that, after considering comments from some of the Company's larger shareholders regarding the proposal for elimination of cumulative voting in elections of directors, ERLY has decided to submit for shareholder consideration reinstatement of cumulative voting within three years if shareholders approve its elimination at the 1997 annual meeting.

"Our argument is not with cumulative voting, it is with a dissident shareholder," said Gerald Murphy, Chairman and CEO of ERLY. "The Company's proposal to eliminate cumulative voting was a direct and singular response to the hostile behavior of a 3.6% shareholder. The attempts to malign the board and management have been disruptive and, we believe, totally irresponsible. In the quest to become a director, this dissident shareholder has even gone so far as to sue each of ERLY's directors."


ERLY Industries, Inc., a diversified agribusiness, operates in three industries. American Rice, Inc., a publicly-traded company in which ERLY holds a controlling interest, is engaged in the processing, packaging and marketing of rice and olives. Wholly-owned Chemonics Industries, Inc., through its subsidiary Chemonics International, Inc., a consulting corporation, provides public- and private-sector management and technical services worldwide. Through its Chemonics Fire-Trol, Inc. and Chemonics Industries (Canada) Ltd. subsidiaries (collectively, "Fire-Trol"), Chemonics Industries is also a major supplier in North America of fire-retardant products for the management of forest fires. Gerald Murphy, Douglas Murphy, William Burgess, Bill McFarland and Alan Wiener are the directors of ERLY. The officers and directors of ERLY own 37% of the outstanding shares of ERLY. ERLY has not sought permission of ISS to quote statements from its report.